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                                                                    Exhibit 4.05

                        COHESIVE NETWORK SYSTEMS, INC.

                (formerly Global Internet Access Services, Inc)

                Stock Option and Restricted Stock Purchase Plan

          Adopted July 13, 1995, as amended through January 28, 1998

     Section 1. Purpose. The purpose of the Global Internet Access Services, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of Global Internet Access Services, Inc., a Delaware corporation (the "Company") and any Subsidiary thereof and its stockholders by providing an opportunity to selected employees, officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of this Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "nonqualified stock options" and/or "incentive stock options" to acquire the common stock of the Company and/or by the granting of rights to purchase the common stock of the Company on a "restricted stock" basis. Under this Plan, the Board of Directors (or the Committee) shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422A(b) of the Code, "nonqualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

     Section 2. Definitions. For purpose of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1 "Award" shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

     2.2  "Board of Directors" shall mean the Board of Directors of the Company.

     2.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" shall mean the Option Committee of the Board of Directors unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, or such other Committee that the Board of Directors appoints to administer the Plan. From and after such time as the Company becomes subject to the requirements of the Securities Exchange Act of 1934, the Committee shall be composed entirely of members who meet the Disinterested Person and other requirements of Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission.
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     2.5  "Common Stock" shall mean the Common Stock, $0.01 par value, of the
Company.

     2.6 "Disinterested Person" shall have the meaning set forth in Rule 16b-3, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission.

     2.7 "Employee" shall mean (i) with respect to an ISO, any person including an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a NonQualified Option and/or an Award shall mean any person employed by, or performing services for the Company or any Subsidiary of the Company, including, without limitation, officers and directors.

     2.8 "Fair Market Value" shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the Fair Market Value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Committee.

     2.9 "ISO" shall mean an Option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422A(b) of the Code.

     2.10 "NonQualified Option" shall mean an Option granted to a Participant pursuant to the Plan which is intended to be, and qualifies as, a "nonqualified stock option" as described in Treasury Regulation Section 1.83-7 and which shall not constitute nor be treated as an ISO.

     2.11 "Outside Director" shall mean any director who is not an Employee, who is not a 5% shareholder of the Company, who is not a director, officer, or general partner of a 5% shareholder of the Company, and who is not a director, officer or general partner of a general partner of a 5% shareholder of the Company. For purposes of this definition, a "5% shareholder" is a person or entity who beneficially owns stock possessing 5% or more of the total combined voting power of the Company.

     2.12 "Option" shall mean any ISO or NonQualified Option granted pursuant to this Plan.

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     2.13  "Participant" shall mean any Employee to whom an Award and/or an
Option is granted, and any non-employee director to whom a NonQualified Option is granted, under this Plan.

     2.14 "Parent of the Company" shall have the meaning set forth in Section 425(e) of the Code.

     2.15  "Subsidiary of the Company" shall have the meaning set forth in
Section 425(f) of the Code.

     Section 3. Eligibility. Awards and/or Options may be granted to any Employee or director of the Company or any Subsidiary. Subject to the above qualifications, the Committee shall have the sole authority to select the Employees to whom Awards and/or Options are to be granted hereunder, and to determine whether an Employee is to be granted a NonQualified Option, an ISO or an Award or any combination thereof. No Employee shall have any right to participate in the Plan. Any Employee selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

     Section 4.  Common Stock Subject to the Plan.

     4.1 The total number of shares of Common Stock for which Options and/or Awards may be granted under this Plan shall not exceed in the aggregate four million five hundred thousand (4,500,000)/1/ shares of Common Stock.

     4.2 The shares of Common Stock that may be subject to Options and/or Awards granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as Treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under this Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

     4.3  Special ISO Limitations.

          (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

          (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company unless the option price is at least 110% of

___________
/1/ Amended by the Board of Directors on July 29, 1998 to increase this number to 5,500,000 shares.

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the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

     4.4 Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any NonQualified Option or Award granted under the Plan.

     Section 5.  Administration of the Plan.

     5.1 The Plan shall be administered by a Committee which shall be appointed by the Board of Directors and which shall serve at the pleasure of the Board of Directors.

     5.2  Options and Awards.

          (a) Options. The Committee shall have the sole authority and discretion under this Plan (i) to select the Participants who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a NonQualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and condition of any such right of first refusal);
(ix) to establish a vesting provision for any Option relating to the time (or the circumstance) when the Option may be exercised by a Participant, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (x) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of this Plan.

          (b) Awards. The Committee shall have the sole authority and discretion under this Plan (i) to select the Participants who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the Fair Market Value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which any shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such

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transfer restriction with respect to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the time or times and the conditions subject to which any shares of Common Stock subject to an Award may be repurchased by the Company (as well as the terms and conditions of any such repurchase); (ix) to determine the circumstances and conditions subject to which a proposed sale of shares of Common Stock subject to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (x) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an award); (xi) to accelerate time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse or otherwise remove any or all such restrictions; and (xii) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of this Plan.

     5.3 The Committee shall be authorized to interpret this Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of this Plan, as it may deem advisable to carry out the purpose of this Plan.

     5.4 The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

     5.5 All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

     Section 6.  Terms and Conditions of Options.

     6.1 ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422A of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

          (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the

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Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

          (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

          (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion; provided, however, except in the case of ISOs granted to officers directors (who are employed by the Company) ISOs shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the ISOs are granted."

          (d) In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. A Participant may use issued and outstanding Common Stock for the payment of taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

          (e) In the sole discretion of the Committee, the terms and conditions of any ISO may (but need not) include any of the following provisions:

               (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

               (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one

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     year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

               (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than such "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

     6.2 NonQualified Options. The terms and conditions of each NonQualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Option will be such that each Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422A of the Code and will be a "nonqualified stock option" for federal income tax purposes. The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder.

     The terms and conditions of each NonQualified Option Agreement shall include the following:

          (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the NonQualified Option on the date such NonQualified Option is granted; provided, however, that the exercise price of a NonQualified Option shall be no less than eighty-five percent (85%) of the Fair Market Value on the date of grant and, with respect to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary, the exercise price of a NonQualified Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of common stock on the date such Option is granted.

          (b) The Committee shall fix the term of all NonQualified Options granted pursuant to the Plan (including the date on which such NonQualified Option shall expire and terminate). Such term may be more than ten years from the date on which such NonQualified Option is granted. Each NonQualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion; provided, however, except in the case of NonQualified Options granted to officers, directors and consultants, NonQualified Options shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date such Options are granted.

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          (c) NonQualified Options shall not be transferrable other than by will or the laws of descent and distribution, and during the Participant's life time, a NonQualified Option shall be exercisable only by the Participant.

          (d) In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an NonQualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a NonQualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     6.3 In the event an Optionee's service relationship with the Company is terminated, unless such termination is for cause (as defined by applicable law), the Optionee shall have the right to exercise the option after termination of the service relationship with the Company (to the extent vested) for at least thirty (30) days from the date of termination unless such termination was caused by death or disability in which case the Optionee (or the Optionee's estate or the person who has acquired the Option by bequest or inheritance) shall have at least six (6) months from the date of termination of the service relationship.

     Section 7.  Terms and Conditions of Awards.

     The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder; provided, however, that all Awards shall comply with Section 260.140.42 of Title 10 of the California Code of Regulations.".

     The terms and conditions of each Award shall include the following:

          (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Award on the date the Award is granted; provided, however, that the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award shall be no less than eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the date the Award is granted.

          (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall

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have the right and option to repurchase shares of Common Stock acquired pursuant to an Award; provided, however, that the right to repurchase shares of Common Stock acquired pursuant to an Award shall lapse at a rate of at least twenty percent (20%) of the shares per year over five (5) years from the date of grant of the Award except with respect to grants to officers, directors or consultants of the Company or an affiliate of the Company.

          (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such Stock and such other matters as the Committee may determine.

          (d) Awards shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime, Awards shall be exercisable only by the Participant.

          (e) In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     Section 8.  Adjustments.

     8.1 In the event that after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Committee shall appropriately adjust (a) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of
Section 425 of the Code shall apply with respect to adjustments made to ISOs;
(b) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (c) the number of shares of Common Stock for which Options and/or Awards may be granted under this Plan, as set forth in
Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of this Plan.

     8.2 Notwithstanding the foregoing, in the event of (a) any offer to holders of the Company's Common Stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (b) any transaction generally

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relating to the acquisition of substantially all of the assets or business of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options and Awards including, without limitation, the revision or cancellation of any outstanding Options and/or Awards. Any such determination by the Committee shall be effective and binding for all purposes of this Plan.

     Section 9. Effect of the Plan on Employment Relationship. Neither this Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

     Section 10. Amendment of the Plan. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the rights of the Participant or Outside Directors under any Option or Award theretofore granted without such Participant's or Outside Directors' consent, or that without the approval of the shareholders (as described below) would:

          (a) except as provided in Section 4.2, increase the total number of shares of Common Stock reserved for the purpose of the Plan;

          (b) except as provided in this Plan, decrease the option price of any Option to less than 100% of the Fair Market Value on the date of the grant of the Option;

          (c) change the Employees or class of Employees eligible to participate in the Plan; or

          (d) extend the maximum option period under Section 6.1(c).

     Notwithstanding the foregoing, shareholder approval under this Section 10 shall only be required at such time as Rule 16b-3 shall require the approval of the shareholders of a company of any material amendment to any employee benefit plan of such company.

     The Committee may amend the terms of any Option or Award theretofore granted, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of any Participant or Outside Director without his or her consent.

     Section 11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

     Section 12. Effective Date of the Plan. This Plan shall be effective as of July 13, 1995, the date on which the Plan was adopted by the Board of Directors of the Company. The Plan

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was approved by the written consent of holders of a majority of the outstanding
Common Stock of the Company as of July 13, 1995.

     Section 13. Information to Optionees, Participants, and Purchasers. The Company shall provide copies of annual financial statements to each Optionee and Participant, and to each individual who acquires shares pursuant to the Plan, not less frequently than annually during the period such Optionee, Participant or purchaser has one (1) or more Options, Awards, or in the case of an individual who acquires shares pursuant to the Plan, during such period such individual owns such shares. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

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IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY
INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                        COHESIVE NETWORK SYSTEMS, INC.

                            Stock Option Agreement
                            ----------------------
         (Pursuant to Stock Option and Restricted Stock Purchase Plan)


Employee/Optionee:

Number of shares of Common Stock subject to this Agreement:  shares.

Vesting Commencement Date:

Exercise Price Per Share: $_________

Type of Option:

     Incentive Stock Option;

     Non-statutory Stock Option:

Pursuant to the Cohesive Network Systems, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), the Board of Directors of Cohesive Network Systems, Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's common stock, $.01 par value ("Common Stock"), set forth above. Such number of shares (as such may be adjusted as described in Section 11 below) is herein referred to as the "Option Shares." If designated above as an incentive stock option, the Option is intended to constitute and be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes. The terms and conditions of the Option are set out below.

     If designated in this Agreement as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").

     1. Date of Grant. The Option is granted to you as of the date the Board of Directors of the Company approved the grant of this Option.

     2. Termination of Option. Your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earliest to occur of (i) ten (10) years from the date of grant set forth in
Section 1 hereof, or (ii) the date provided in Sections 9(a), 9(b) or 9(c) below in the event you cease to be employed by, or a Consultant to, the Company or any Subsidiary of the Company (as defined in the Plan).

     3. Option Price. The purchase price to be paid upon the exercise of the Option will be the Exercise Price Per Share set forth above.

     4. Vesting Provisions; Entitlement to Exercise Option and Purchase Option Shares. You shall be entitled to exercise the Option and purchase Option Shares on a cumulative basis, vesting annually over four years, as outlined below:

Vesting Period                              Percentage of Shares Subject to
                                            Option Which Are Exercisable

12 months after Vesting Commencement Date             25 percent
24 months after Vesting Commencement Date             50 percent
36 months after Vesting Commencement Date             75 percent
48 months after Vesting Commencement Date            100 percent

     If you cease to be employed by, or a Consultant to, the Company prior to the next Vesting Period, you will be entitled to exercise this Option only for the percentage of the Shares referred to opposite the last vesting period you were employed by, or a Consultant to, the Company. There will be no pro rata right to exercise the Option by virtue of being employed for a partial period.

     5.   Additional Provisions Relating to Exercise.

          (a) Once you become entitled to exercise the Option (and purchase Option Shares) as provided in Section 4 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

          (b) The Board of Directors of the Company, in its sole discretion, may at any time accelerate the time at which the Option may be exercised by you with respect to any Option Shares.

     6. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made in cash or by check.

     7. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Option Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     8. Transferability of Option. The Option may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

     9.  Termination of Employment or Consulting Relationship.

         (a) In the event that you cease to be employed by the Company or any Subsidiary on a full time basis (or your consulting relationship ceases) for any reason other than because of your death or disability (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within one month after you cease to be so employed or retained as a Consultant, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed or retained as a Consultant and had not previously done so.

         (b) In the event that you cease to be employed by the Company or any Subsidiary on a full time basis (or your consulting relationship ceases) by reason of "disability" (as defined in paragraph (a) above), the Option may only be exercised within one year after the date you cease to be so employed or retained as a Consultant, and only to the same extent that you were entitled to exercise the Option on the date you cease to be so employed or retained as a Consultant by reason of such disability and had not previously done so.

         (c) In the event that you die while employed or retained as a Consultant on a full-time basis by the Company or any Subsidiary (or within a period of one month after ceasing to be employed by the Company or any Subsidiary on a full-time basis for any reason other than disability (as defined in paragraph (a) above) or within a period of one year after ceasing to be employed by the Company or any Subsidiary or retained as a Consultant on a full-time basis by reason of such "disability"), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

         (d) Notwithstanding any provision contained in this Section 8 to the contrary, in no event may the Option be exercised to any extent by anyone after ten (10) years from the date of grant set forth in Section I hereof.

     10. Representations. You represent and warrant that you understand the federal, state and local income tax consequences of the granting of the Option to you, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to withhold federal, state or local taxes in respect of any compensation income realized by you as a result of your exercise of this Option if this Option is a non-statutory stock option or as a result of any "disqualifying disposition" of any Option Shares acquired upon exercise of the Option granted hereunder if this Option is an incentive stock option. In the event that the Company is required to withhold any such taxes as a result of any such exercise or disqualifying disposition you hereby agree to allow the Company to deduct such amounts from any compensation or other payment owed to you by the Company or to provide the Company with cash funds equal to the total federal, state and local taxes required to be so withheld, or make other arrangements satisfactory to the Company regarding such payment, in each case at the election of the Company in its sole discretion. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

     11. Notice of Sale. You agree to give the Company prompt notice of any sale or other disposition of any Option Shares that occurs (i) within two years from the date of the granting of the Option to you, or (ii) within one year after the transfer of such Shares to you upon the exercise of the Option.

     12. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

     13. Continuation of Employment or Consulting relationship. Neither the Plan nor the Option shall confer upon you any right to continue in the employ of, or as a consultant to, the Company or any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate your employment or consulting relationship at any time.

     14. Plan Documents. This Option Agreement is qualified in its entirety by reference to the provisions of the Plan, which are hereby incorporated herein by reference.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to their conflicts of laws provisions. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     16. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.



COHESIVE NETWORK SYSTEMS, INC.

By _____________________

Dated as of

Accepted and Agreed to:



________________________
Address

                        COHESIVE NETWORK SYSTEMS, INC.


                      NOTICE OF EXERCISE OF STOCK OPTIONS
                           STOCK PURCHASE AGREEMENT

This Agreement is made as of this ____ day of ____________, 199__ by and between Cohesive Network Systems, Inc., a Delaware corporation (the "Company"), and
(the "Optionee"), the holder of a stock option under the Cohesive Network Systems, Inc. Stock Option and Restricted Stock Purchase Plan.

                            I.  EXERCISE OF OPTION

     I.1 Exercise. The Optionee hereby purchases ___________shares of the Company's Common Stock ("Purchased Shares") pursuant to that certain option
("Option") granted Optionee on   (the "Grant Date"), to purchase up to  shares
of the Company's Common Stock (the "Total Purchasable Shares") under the Company's Stock Option at an option price of $______ per share (the "Option Price").

     I.2 Payment. Concurrently with the delivery of this Agreement to the Secretary of the Company, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Company and Optionee evidencing the option ("Stock Option Agreement").

     I.3 Delivery of Certificates. Within a reasonable time from the receipt of this Agreement, executed by the Optionee, and the Option Price, the Company shall deliver a certificate representing the Purchased Shares to the Optionee.


                        II.  SECURITIES LAW COMPLIANCE

     II.1 Exemption from Registration. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being issued to the Optionee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Commission for stock issuances under compensatory benefit plans such as the Plan. The Optionee hereby acknowledges previous receipt of a copy of the Plan.

     II.2  Restricted Securities.

           (a) The Optionee hereby confirms that the Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, the Optionee hereby acknowledges that the Optionee is prepared to hold the Purchased Shares for an indefinite period and that the Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

          (b) Upon the expiration of the 90 day period immediately following the date on which the Company first becomes subject to the reporting of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Purchased Shares may be sold (without registration) pursuant to the applicable requirements of Rule 144. If the Optionee is at the time of such sale an affiliate of the Company for purposes of Rule 144 or was such an affiliate during the preceding three months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two year holding period requirement of the Rule will not be applicable. If the Optionee is not at the time of the sale an affiliate of the Company nor was such an affiliate during the preceding three months, then none of the requirements of Rule 144 (other than the broker/market maker sale requirement for Purchased Shares held for less than three years following payment in cash of the Option Price therefor) will be applicable to the sale.

          (c) Should the Company not become subject to the reporting requirements of the Act, then the Optionee may, provided he/she is not at the time an affiliate of the Company (and was not such an affiliate during the preceding three months), sell the Purchased Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Purchased Shares have been held for a period of three years following the payment in cash of the Option Price for such shares.

     II.3 Disposition of Shares. The Optionee hereby agrees that the Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 4.1) unless and until the Optionee shall have notified the Company of the proposed disposition and provided the Company with, written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

     The Company shall not be required to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II or to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.


                 III.  MARITAL DISSOLUTION OR LEGAL SEPARATION

     III.1 Grant. In connection with the dissolution of the Optionee's marriage or the legal separation of the Optionee and the Optionee's spouse, the Company shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30) day period following the Company's receipt of the required Dissolution Notice under paragraph 3.2, to purchase from the Optionee's spouse, in accordance with the provisions of paragraph 3.3, all or any portion of the

Purchased Option Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

     III.2 Notice of Decree or Agreement. The Optionee shall promptly provide the Secretary of the Company with written notice ("Dissolution Notice") of (a) the entry of any judicial decree or order resolving the property rights of the Optionee and the Optionee's spouse in connection with their marital dissolution or legal separation or (b) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Optionee and the optionee's spouse which provides for the award to the spouse of one or more Purchased Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

     III.3 Exercise of Special Purchase Right. The Special Purchase Right shall be exercisable by written notice ("Purchase Notice") delivered to the Optionee and the Optionee's spouse within thirty (30) days after the Company's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased, the date the purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair-market value to be paid for such Purchased Shares. The Optionee (or the Optionee's spouse, to the extent such spouse has physical possession of the Purchased Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Secretary of the Company the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates, pay to the Optionee's spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

     If the Optionee's spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Company in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Company and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Company and the Optionee's spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than twenty five percent (25%) greater than the fair market value specified for the shares in the Purchase Notice, the Company shall have the right, exercisable prior to the expiration of such five (5) business day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

     III.4 Lapse. The Special Purchase Right under this Article IV shall lapse and cease to have effect upon the earlier of a public offering of the Company's Common Stock or expiration of the thirty (30) day exercise period specified in paragraph 3.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

                            IV.  GENERAL PROVISIONS

     IV.1  Assignment.  The Company may assign its Special Purchase Right under
Article III to any person or entity selected by the Company's Board of Directors, including (without limitation) one or more shareholders of the Company.

     IV.2 Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     IV.3  Restrictions on Transfer.

           (a) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

           (b) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Option Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Option Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Option Shares shall have been so transferred.

     IV.4 Notices. Any notice required in connection with the Special Purchase Right or the disposition of any purchased shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph
4.4 to all other parties to this Agreement

     IV.5 No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Special Purchase Right granted under Article IV shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Optionee or the Optionee's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     IV.6 Cancellation of Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     IV.7 Legend. All certificates representing the Purchased Shares shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD, TRANSFERRED, OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A 'NO ACTION' LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (C) AN OPINION OF THE HOLDER'S COUNSEL TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER. NO SALE OR TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE WITHOUT FIRST SURRENDERING THIS CERTIFICATE TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO ANY SUCH SALE OR TRANSFER. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.


                        V.  VOTING OF PURCHASED SHARES

     V.1 Optionee Undertaking. Optionee hereby agrees to vote purchased shares on each matter with respect to which such shares are entitled to vote in the same manner as are voted the majority of all other outstanding shares of the Company's Common Stock at the time of such vote.

     V.2 Lapse. The undertaking set forth in paragraph 5.1 shall lapse and cease to have effect on all Purchased Shares upon the occurrence of one or more of the events specified under paragraph 2.7 and shall lapse and cease to have effect with respect to any Purchased Shares transferred by Optionee in compliance with the provisions of Article II upon the effective date of such transfer.

                         VI.  MISCELLANEOUS PROVISIONS

     VI.1 Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement

     VI.2 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and the Plan and Stock Option Agreement are incorporated by reference. This Agreement shall in all respects be construed in conformity with the express terms and provisions of the Plan.

     VI.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict of laws rules.

     VI.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

     VI.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof

     VI.6 Power of Attorney. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact fall power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with fall power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

     VI.7 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COHESIVE NETWORK SYSTEMS, INC.

By _____________________

Title: Chief Executive Officer

Address:  Cohesive Network Systems, Inc.
          Embarcadero Corporate Center
          2465 E. Bayshore Rd., Ste. 400
          Palo Alto, California 94303
          Attention: Corporate Secretary





Optionee


Address:________________
        ________________
        ________________

Phone:  ________________
Fax (if any):___________

     The undersigned, spouse of Optionee, has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Company's granting the Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Company (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.



OPTIONEE'S SPOUSE

Address:_______________
        _______________
        _______________